UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 23, 2005
FIRST AVENUE NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21091	52-1869023

(State or other jurisdiction of of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
7925 Jones Branch Drive, Suite 3300, McLean, VA 22102

(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (434) 220-4988
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On September 23, 2005, First Avenue Networks, Inc. (the “Company”) entered into an Employment and Option Amendment Agreement (the “CFO Agreement”) with Sandra G. Thomas, the Company’s Chief Financial Officer. The CFO Agreement has an initial term of six months and will automatically renew for additional six-month terms unless either party provides at least thirty (30) days prior notice of non-extension or the agreement is otherwise terminated. The CFO Agreement provides that we will pay Ms. Thomas a base annual salary of $150,000. Additionally, under the terms of the CFO Agreement, subject to Ms. Thomas meeting her obligations thereunder in all material respects, upon her termination by the Company without Cause (as defined in the CFO Agreement) or her resignation for Good Reason (as defined in the CFO Agreement), Ms. Thomas is entitled to receive severance in the amount of $75,000, and a separation bonus equal to $60,000, pro-rated for a partial year based on the last date of Ms. Thomas’s employment with the Company. Additionally, if Ms. Thomas is terminated without Cause or resigns for Good Reason during the initial six-month term, she will receive an additional $75,000 bonus. In addition, if Ms. Thomas is terminated without Cause by the Company or resigns for Good Reason, (i) her outstanding stock options granted as of the date of the CFO Agreement shall become immediately vested and exercisable, and (ii) any subsequent options granted to Ms. Thomas shall become immediately vested and exercisable to the extent they would have vested according to their terms within the six-month period following her last date of employment had she remained employed by the Company. Additionally, if Ms. Thomas’s employment is terminated as a result of a Disability (as defined in the CFO Agreement), those options granted to Ms. Thomas as of the date of the CFO Agreement that remain unvested as of the time of her termination shall become immediately vested and exercisable. Further, if Ms. Thomas elects to continue her participation and that of her eligible dependents in the Company’s group health and dental plans, the Company will contribute the full premium cost of any such coverage for up to six months. If terminated for Cause by the Company or if Mr. Thomas resigns without Good Reason, she shall not receive any of the aforementioned benefits and shall be entitled only to base salary earned and unpaid through the last date of her employment.
     Pursuant to the CFO Agreement, Ms. Thomas has agreed to (i) comply with the Company’s policies and procedures for protecting confidential information, (ii) not compete with the Company during the term of the Agreement and for a period of one year following her last date of employment (the “Non-Competition Period”), (iii) not solicit employees or consultants of the Company during the Non-Competition Period, (iv) reasonably cooperate with the Company for up to 45 days following her last date of employment with regards to the transition to a new management team, including a new Chief Financial Officer, and (v) during the Non-Competition Period, not disparage the Company or its subsidiaries. The violation by Ms. Thomas of any of the foregoing obligations will release the Company from its obligation to pay her severance and/or medical benefits. The payments to Ms. Thomas of severance, a separation bonus and a transition bonus, if applicable, are also subject to Ms. Thomas signing a general release of claims in favor of the Company.
     This summary is qualified in its entirety by reference to the full text of Ms. Thomas’s Employment and Option Amendment Agreement, a copy of which is attached to this Form 8-K as Exhibit 10.1.
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits — The following exhibits are furnished as part of this current report:

Exhibit Number	Description
10.1	Employment and Option Amendment Agreement with Sandra G. Thomas

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST AVENUE NETWORKS, INC.

Date: September 26, 2005	By:	/s/ Sandra G. Thomas

		Name:	Sandra G. Thomas
		Title:	Chief Financial Officer, Secretary
and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Employment and Option Amendment Agreement with Sandra G. Thomas